2-2-2 Steadfast Apartment REIT Acquires 696 Units in Georgia

EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES 696 UNITS
NEAR ATLANTA FOR $98.5 MILLION
REIT Now Owns 1,743 Apartment Homes in Four States
IRVINE, Calif., Oct. 22, 2014 – Steadfast Apartment REIT announced today the acquisition of 696 apartment homes in the North Gwinnett submarket of Atlanta for $98.5 million. Originally constructed as two stand-alone properties comprising 354 apartment homes and 342 apartment homes, Steadfast will jointly operate the properties as The Residences on McGinnis Ferry.
“We specifically seek to acquire properties in areas that have demonstrated continued economic growth and a strong renter pool,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “The greater Atlanta market continues to improve and is supported by employment growth of nearly 6 percent since 2010. In addition, the local apartment market remains positive due to limited new supply coming on line and a general decline in homeownership.”
The 97 percent occupied Residences on McGinnis Ferry is located 30 miles northeast of downtown Atlanta and has average in-place rents of $1,068 with 40 garden-style residential buildings, offering one-, two- and three-bedroom floor plans averaging 1,217 square feet.
The apartment homes feature large, oversized floor plans, designer kitchens and baths, nine-foot ceilings, walk-in closets and double crown molding. Select apartments come with additional luxury finishes, including fireplaces, built-in wine racks, oversized garden tubs, guest powder rooms and computer rooms/offices.
Community amenities include two resort-style swimming pools, a dog park, expansive playgrounds, kids’ activity room, three lighted tennis courts, a 24-hour fitness center, resident activity center with gourmet kitchen and a walking and bicycle trail.

(more)

2-2-2 Steadfast Apartment REIT Acquires 696 Units in Georgia

Steadfast plans to make strategic, interior improvements as part of its Value Enhancement Strategy at both properties that will include black appliances, 2” faux wood blinds, vinyl plank flooring, and upgraded countertops, cabinets, hardware and fixtures in the kitchen and bathrooms.
“While the property is well-regarded in the local area, we see an opportunity to update and align the amenities to reflect the requests of today’s renters,” said Neyland. “Additionally, the two-property layout provides an opportunity to establish separate identities and branding in order to optimize the revitalization and rent increase strategy.”
The North Gwinnett submarket is one of Georgia’s wealthiest and most desirable suburban submarkets and was named by Family Circle Magazine as one of the “Top 10 Best Places to Raise a Family.” Since the recession, the Atlanta MSA has diversified its economy and is home to 16 Fortune 500 companies, including The Home Depot, Coca-Cola and Sun Trust Banks. The area has also been ranked “Top 10 Happiest Places for Young Professionals”, all of which Steadfast believes will continue to drive apartment demand in the market.
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
###